Exhibit 99.1

UGI International Prices Senior Notes Offering

VALLEY FORGE, PA., May 13, 2026 – UGI Corporation (“UGI” or the “Company”) (NYSE: UGI) announced today that its indirect, wholly owned subsidiary, UGI International, LLC (“UGI International”), priced its offering of €300,000,000 in aggregate principal amount of 5.000% senior notes due 2031 (the “Notes”). The Notes are being offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The closing of the offering is expected to occur on or about May 21, 2026 and is subject to customary closing conditions.

The Notes will be fully and unconditionally guaranteed by certain subsidiaries of UGI International that guarantee UGI International’s obligations under its existing €300,000,000 senior unsecured term loan facility (the “Term Loan”) and its existing €500,000,000 senior unsecured revolving credit facility (the “Revolving Credit Facility”), but will not be guaranteed by the Company.

UGI International intends to use the net proceeds of the issuance of the Notes to (i) repay short-term borrowings under the Revolving Credit Facility associated with the payment of a dividend to the Company, which was contributed to AmeriGas Partners, L.P., an indirect, wholly owned subsidiary of the Company (“AmeriGas”), and a portion of which the Company expects will be used by AmeriGas to repay an intercompany loan owed to UGI International, (ii) repay other amounts currently outstanding under the Revolving Credit Facility, (iii) partially prepay the Term Loan and (iv) pay fees and expenses related to the foregoing, and the remainder will be used for general corporate purposes.

The Notes offering is not conditioned upon the repayment of the intercompany loan by AmeriGas, and if UGI International does not receive some or all of the expected repayment amounts on the intercompany loan, UGI International would expect to decrease intended repayments of amounts under the Revolving Credit Facility and/or Term Loan accordingly.

The Notes and the related guarantees will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration, except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes, the guarantees or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements, estimates, and projections that are forward-looking statements (as defined in Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act), including statements regarding the expected closing date of the offering and the intended use of proceeds from the offering of the Notes. Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” “intend” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more extensive list of factors that could affect results. The Company undertakes no obligation (and expressly disclaims any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws.

About UGI

UGI Corporation (NYSE: UGI) is a distributor and marketer of energy products and services in the U.S. and Europe. UGI offers safe, reliable, affordable and sustainable energy solutions to customers through its subsidiaries, which provide natural gas transmission and distribution, electric generation and distribution, midstream services, propane distribution, renewable natural gas generation, distribution and marketing and energy marketing services.

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